                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     Cameron Ashley Building Products, Inc.
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             (Exact name of registrant as specified in its charter)


        Georgia                                      58-1984957
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(State of incorporation or organization)          (IRS Employer
                                                  Identification No.)

11651 Plano Road, Dallas, Texas                         75243
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(Address of principal executive offices)             (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
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Rights to Purchase Series A Preferred Stock          New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)





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Item 1.       Description of Securities to be Registered.

              Effective as of January 17, 2000, Cameron Ashley Building Products, Inc., a Georgia corporation (the "Company") and SunTrust Bank, Atlanta, a Georgia banking corporation, as Rights Agent (the "Rights Agent"), adopted the First Amendment (the "First Amendment") to the Rights Agreement dated as of August 19, 1997, between the Company and the Rights Agent (as amended to date, the "Rights Agreement"). The First Amendment, among other things, provides that none of CBP Holdings, Inc., a Georgia corporation ("CBP Holdings"), CBP Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of CBP Holdings ("CBP Acquisition Corp.") or any of their respective Affiliates or Associates shall become an Acquiring Person (as such terms are defined in the Rights Agreement) as the result of an acquisition of the Company's securities pursuant to and in accordance with that certain Agreement and Plan of Merger dated as of January 17, 2000 among CBP Holdings, CBP Acquisition Corp. and the Company or their agreeing to act together in connection therewith. The First Amendment to the Rights Agreement is attached as an exhibit hereto, and is incorporated herein by reference. Except as incorporated by reference herein, the description of the Rights Agreement set forth in the Registration Statement on Form 8-A initially filed by the Company with the Securities and Exchange Commission on August 29, 1997, as amended to date, remains in full force and effect.

Item 2.       Exhibits.

      Exhibit
       Number           Description
      -------           -----------
         1        Cameron Ashley Building Products, Inc. Rights Agreement dated as of August 19, 1997 between Cameron Ashley Building
                  Products, Inc. and SunTrust Bank, Atlanta, as Rights Agent,
                  filed as Exhibit 1 to the Company's Current Report on Form 8-K
                  (SEC File No. 000-23442) filed with the Securities and
                  Exchange Commission on August 29, 1997.

         2        First Amendment to Cameron Ashley Building Products, Inc.
                  Rights Agreement dated as of January 17, 2000 between Cameron
                  Ashley Building Products, Inc. and SunTrust Bank, Atlanta, as
                  Rights Agent.


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 31, 2000                CAMERON ASHLEY BUILDING PRODUCTS, INC.

                                      By: /s/ RONALD R. ROSS
                                         --------------------------------------
                                         Name:      Ronald R. Ross
                                         Title:     Chairman
                                                    and Chief Executive Officer





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                                  EXHIBIT INDEX

      Exhibit
      Number             Description
      -------            -----------
         1        Cameron Ashley Building Products, Inc. Rights Agreement dated as of August 19, 1997 between Cameron Ashley Building
                  Products, Inc. and SunTrust Bank, Atlanta, as Rights Agent,
                  filed as Exhibit 1 to the Company's Current Report on Form 8-K
                  (SEC File No. 000-23442) filed with the Securities and
                  Exchange Commission on August 29, 1997.

         2        First Amendment to Cameron Ashley Building Products, Inc.
                  Rights Agreement dated as of January 17, 2000 between Cameron
                  Ashley Building Products, Inc. and SunTrust Bank, Atlanta, as
                  Rights Agent.